SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934
July 28, 2015
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated July 30, 2015

Item 2.02.  Results of Operations and Financial Condition.

On July 30, 2015, Ball Corporation (the “Company”) issued a press release announcing its second quarter earnings for 2015, which results are set forth in the press release dated July 30, 2015, and attached hereto as Exhibit 99.1.

Earnings information regarding the second quarter 2015, as well as information regarding the use of non-GAAP financial measures, are set forth in the attached press release.

The information in this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On July 29, 2015, the Board of Directors of the Company amended the Bylaws to reduce the number of Board members to nine.  Exhibit 3(ii) attached hereto provides the text of the amended section.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On July 28, 2015, the Company held a Special Meeting of Shareholders (“Special Meeting”).  Following are the results of the matters voted on by shareholders at the Special Meeting:

1.
Approval of the issuance of Ball common stock to shareholders of Rexam PLC ("Rexam") in connection with the proposed acquisition by a wholly owned subsidiary of Ball of all of the outstanding shares of Rexam.

For	Against	Abstain

113,358,372	414,241	454,143

2.
To adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the issuance of Ball common stock.

For	Against	Abstain

105,523,685	8,300,273	402,798

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

The following are furnished as exhibits to this report:

Exhibit 3(ii)	Amended Language of the Bylaws

Exhibit 99.1	Ball Corporation Press Release dated July 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Scott C. Morrison
	Name:	Scott C. Morrison
	Title:	Senior Vice President and Chief Financial Officer

Date:           July 30, 2015

Ball Corporation
Form 8-K
July 30, 2015

EXHIBIT INDEX

Description	Exhibit

Amended Language of the Bylaws	3(ii)

Ball Corporation Press Release dated July 30, 2015	99.1